Exhibit 4.3

May 7, 2020

Tel Nordic Holding
ApS Søndre Strandvej
74 A DK-3000
Helsingør Denmark
Att: Lars Skogstad-Jensen
E-mail: skogstad@telnordic.com

Ladies and Gentlemen:

Reference is made to that certain Share Sale and Purchase Agreement, dated as of May 7, 2020 (as may be amended from time to time, the “Purchase Agreement”) among TEL NORDIC Holding ApS (“Seller”), company registration no. 25899474, a company incorporated and registered under the laws of Denmark, Quaker Chemical BV, company registration no. 33.109.151, a company incorporated and registered under the laws of The Netherlands (“Buyer”), and Lars Skogstad-Jensen, the sole owner of Seller (the “Beneficial Owner”), pursuant to which the Buyer has agreed to acquire all of the Shares from the Seller. Capitalized terms used but not defined herein, including in Annex A attached hereto, shall have the meanings ascribed to them in the Purchase Agreement. The parties hereto have agreed to waive any provisions of the Purchase Agreement that are inconsistent with the agreements set forth below, pursuant to Sections 5.2 or 5.3 of the Purchase Agreement or otherwise, and hereby agree as follows:

1.	Registration Rights.

1.1	Registration.

(a)    Quaker shall use commercially reasonable efforts to cause the Quaker Consideration Shares to be registered pursuant to the Act as promptly as practical after filing its quarterly report on Form 10-Q for the fiscal period ended March 31, 2020 with the SEC and in any event within seven (7) Business Days of such filing, subject to paragraph (b) of this Section 1.1. In connection therewith, Quaker shall prepare and file a registration statement under the Act covering the Quaker Consideration Shares (any such form, a “Registration Statement”) that shall, if Quaker is then qualified to do so, be on Form S-3, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible thereafter. Quaker shall take such steps as are required to register the Quaker Consideration Shares for sale on a delayed or continuous basis under Rule 415 under the Act or any successor rule thereto pursuant to a Registration Statement on Form S-3 or the then appropriate form for such an offering. Quaker shall not be required to keep the Registration Statement effective once the Quaker Consideration Shares have become eligible for sale pursuant to Rule 144 under the Act.

(b)    Notwithstanding paragraph (a) of this Section 1.1 Quaker shall be entitled to postpone for up to 60 days the filing of any Registration Statement, if, at the time Quaker would otherwise be obligated to file such Registration Statement, the management of Quaker determines, in its sole discretion, that such registration and offering would (i) require premature disclosure of material information that Quaker has a bona fide business purpose for preserving as confidential, (ii) render Quaker unable to comply with requirements under the Act or the Exchange Act or (iii) materially interfere with any significant financing, acquisition, disposition, corporate reorganization, Quaker-initiated registration or other transaction involving Quaker or any of its Affiliates.

(c)    Quaker shall notify the holders of Quaker Consideration Shares at any time when a prospectus relating to such holder’s Quaker Consideration Shares is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Quaker Consideration Shares shall not offer or sell any Quaker Consideration Shares covered by the Registration Statement after receipt of such notification until the prospectus is supplemented or amended so that it does not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(d)    Quaker may request a holder of Quaker Consideration Shares to furnish Quaker such information with respect to such holder and such holder’s proposed distribution of the Quaker Consideration Shares pursuant to the Registration Statement as Quaker may from time to time reasonably request in writing or as may be required by Law or by the SEC in connection therewith, and such holder shall furnish Quaker with such information. In the case of registration effected by Quaker, the Seller and Beneficial Owner hereby agree to jointly and severally indemnify and hold harmless Quaker, each Person (if any) who controls Quaker within the meaning of Section 15 of the Act, the directors of Quaker and those officers of Quaker who shall have signed any Registration Statement related thereto, with respect to any material untrue statement or alleged material untrue statement in, or material omission or alleged material omission from, such Registration Statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus or any free-writing prospectus (as amended or supplemented, if amended or supplemented) contained in such Registration Statement, if such statement or omission was made in reliance upon and in conformity with information furnished to Quaker in writing by the Seller or Beneficial Owner for use in connection with the preparation of such Registration Statement or any preliminary prospectus or final prospectus contained in such Registration Statement, any free-writing prospectus, or any such amendment or supplement thereto.

(e)   If the indemnification provided for in paragraph (d) of this Section 1.1 is unavailable in respect to any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then, in lieu of indemnifying Quaker, the Seller and the Beneficial Owner shall jointly and severally contribute to the amount paid or payable by Quaker as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the holder and in connection with the statements or omissions which result in such losses, claims, damages, costs, expenses, liabilities or actions, as well as any other relevant equitable considerations.

(f)    All fees and expenses incident to the performance of or compliance with Section 1 of this letter agreement by Quaker shall be borne by Quaker whether or not any Quaker Consideration Shares are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Quaker.

(g)   Unless a Registration Statement covering the resale of the Quaker Consideration Shares is effective under the Act, upon the written request of Seller, Quaker shall cooperate with Seller’s reasonable requests, from time to time, to effectuate sales of the Quaker Consideration Shares under Rule 144 or other applicable exemption under the Act.

(h)   Notwithstanding anything to the contrary set forth herein, each holder of Quaker Consideration Shares that intends to sell or distribute Quaker Consideration Shares registered under a Registration Statement pursuant hereto shall not sell or distribute such Quaker Consideration Shares if, prior to such sale or distribution, Quaker provides to such holder a certificate (a “Suspension Certificate”) signed by an executive officer of Quaker stating that, in the good faith judgment of Quaker, such sale or distribution would require disclosure of non-public material information not otherwise required to be disclosed under Law and Quaker has a bona fide business purpose for preserving the confidentiality of such information (the “Restriction”). Upon receipt of a Suspension Certificate, the use of such Registration Statement by such holder shall be suspended until the expiration of the Restriction (a “Suspension”) and such holder shall suspend all sales and distributions of Quaker Consideration Shares and suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with all such sales and distributions. Quaker shall promptly notify such holder upon the termination of a Suspension.

2.           Representations and Warranties of the Seller. The Seller represents and warrants to Quaker that the statements contained in this Section 2 are true and correct as of the date hereof.

2.1               Purchase Entirely for Own Account. The Seller is acquiring the Convertible Note and the Quaker Consideration Shares issuable upon conversion thereof solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof except in compliance with the Act, and the Seller has no plans to enter into any contract, undertaking, agreement or arrangement for any such purpose.

2.2               Investor Status; Etc. The Seller is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act and was not organized for the purpose of acquiring the Convertible Note or the Quaker Consideration Shares. Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Convertible Note and the Quaker Consideration Shares and is capable of bearing the economic risks of such investment. Seller has undertaken such investigation as Seller has deemed necessary to enable Seller to make an informed and intelligent decision with respect to such investment. Without limiting the generality of the foregoing, Seller acknowledges that Quaker and its Affiliates make no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Seller of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Quaker and its subsidiaries or the future business and operations of Quaker and its subsidiaries or any other information or documents delivered or made available to Seller or its Representatives with respect to Quaker and its subsidiaries or any of the foregoing business, assets, liabilities or operations, other than the Quaker SEC Reports.

2.3               Securities Not Registered. The Seller acknowledges that the Convertible Note and the Quaker Consideration Shares are not registered under the Act or any state or foreign securities Laws on the grounds that the issuance thereof to the Seller in connection with the transactions contemplated by this letter agreement is exempt from otherwise applicable registration requirements, and that the reliance of Quaker on such exemptions is predicated in part on the acknowledgements, representations and warranties set forth in herein. Seller acknowledges that the Convertible Note and the Quaker Consideration Shares may not be transferred or sold except pursuant to the registration provisions of the Act or pursuant to an applicable exemption therefrom and subject to state and foreign securities Laws and regulations, as applicable.

2.4               No Conflict. The execution and delivery of this letter agreement by the Seller and Beneficial Owner and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by the Seller or Beneficial Owner (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Seller, (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Beneficial Owner or Seller or their respective properties or assets or (iii) require the consent, notice or other action by any person under any contract to which the Seller or Beneficial Owner is a party.

2.5               Consents. All consents, approvals, orders and authorizations required on the part of the Seller or Beneficial Owner in connection with the execution, delivery or performance of this letter agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the applicable date of Closing.

2.6               No Recommendation. The Seller understands that no federal or state agency has made any findings or determination as to the fairness of the offering or the sale and purchase of the Quaker Consideration Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Quaker Consideration Shares (or any part thereof).

2.7               Access to Information. The Seller has had access to such information regarding the business and finances of Quaker and the Quaker Consideration Shares including, without limitation, the Quaker SEC Reports, and has been provided the opportunity to discuss with the Quaker’s management the business, affairs and financial condition of Quaker and such other matters with respect to Quaker, the Convertible Note and the Quaker Consideration Shares as would concern a reasonable person considering the transactions contemplated by this letter agreement and/or concerned with the operation of Quaker, including, without limitation, pursuant to a meeting and/or discussions with management of Quaker.

2.8               Confidentiality. The Seller acknowledges that Seller has received and may in the future receive non-public and material information within the meaning of the Act (“Confidential Information”). The Seller hereby acknowledges and agrees that, for so long as the Confidential Information has not been publicly disclosed by Quaker, the Seller shall not (i) disclose any Confidential Information to any Person other than to those advisors, agents, counsel, Affiliates, associates and other representatives actively involved in the investment decision with respect to the transactions contemplated by this letter agreement (“Representatives”) or (ii) use the Confidential Information for any purpose other than to evaluate the transactions contemplated by this letter agreement. The Seller shall cause each of its Representatives to comply with this letter agreement as though a party hereto and shall be responsible for any such breach by a Representative.

3.             Miscellaneous. This letter agreement, together with the Purchase Agreement and the other transaction documents identified therein, constitute the entire agreement among the undersigned parties with respect to the subject matter hereof. Sections 16 through 22 of the Purchase Agreement shall apply to this letter agreement, mutatis mutandis.

[Signature Page Follows]

If this letter agreement correctly represents your understanding of our agreement regarding the matters described above, please sign below where indicated.

Very truly yours,

QUAKER:

QUAKER CHEMICAL CORPORATION

By:	/s/ ROBERT T. TRAUB
Name: Robert T. Traub
Title: Senior Vice President, General Counsel & Corporate Secretary

Agreed to and accepted:

SELLER:

TEL NORDIC HOLDING APS

By:	/s/ LARS SKOGSTAD-JENSEN
Name: Lars Skogstad-Jensen
Title: CEO

BENEFICIAL OWNER:

/s/ LARS SKOGSTAD-JENSEN
Name: Lars Skogstad-Jensen

ANNEX A - DEFINITIONS

(A)	“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral, including all amendments, modifications and waivers thereto.

(B)	“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(C)	“Governmental Authority” means any federal, state, local or foreign (supranational, national, federal, state or local) government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision (including any public prosecutor offices), or any court or tribunal of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any stock exchange, listing authority or any instrumentality thereof.

(D)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of law of any Governmental Authority.

(E)	“Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, award or settlement, whether civil, criminal or administrative, by or of any Governmental Authority or arbitrator.